GLOBAL CUSTODY AGREEMENT

This AGREEMENT is effective as of December 14, 2006, and is between STATE STREET BANK AND TRUST COMPANY ("Bank") and each of the investment companies and other pooled investment vehicles (which may be organized as corporations, business or other trusts, limited liability companies, partnerships or other entities) managed by Capital Research and Management Company and listed on Appendix A hereto, as such Appendix may be amended from time to time (each a "Customer").

WHEREAS, each Customer is or may be organized with one or more series of shares, each of which shall represent an interest in a separate investment portfolio of cash, securities and other assets;

WHEREAS, each Customer desires to appoint, in accordance with the provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, Bank as custodian on behalf of itself or those of its existing or additional series of shares that are also listed on Appendix A hereto (each such listed investment portfolio being referred to hereinafter as a “Portfolio”), and Bank has agreed to act as custodian for the Portfolios under the terms and conditions hereinafter set forth;

WHEREAS, for administrative purposes only, each Customer wishes to evidence its individual agreement with Bank in a single instrument, notwithstanding each Customer’s intention to be separately bound;

NOW THEREFORE, Bank and each Customer agree as follows:

1.	Appointment of Custodian; Customer Accounts.

Customer hereby appoints Bank as its custodian for each Portfolio. Bank hereby accepts such appointment. Bank, acting as “Securities Intermediary” (as defined in Section 2 hereof) shall establish and maintain the following accounts in the name of Customer on behalf of each Portfolio:

(a) a Custody Account for Securities and other Financial Assets (as such terms are defined in Section 2 hereof); and

(b) an account (“Deposit Account”) for any and all cash in any currency received by Bank or its Subcustodian for the account of the Portfolio, which cash shall not be subject to withdrawal by draft or check.

Customer warrants its authority on behalf of each Portfolio to: (i) deposit the Financial Assets and cash (collectively, "Assets") received in the Custody Account or the Deposit Account, as the case may be (collectively, “Accounts”) and (ii) give Instructions concerning the Accounts and such Instructions shall be clear as to which Portfolio they relate. Bank may deliver Financial Assets with different certificate number(s) but which are otherwise identical in all respects (including, without limitation, any related CUSIP, ISN, rights and privileges) to Financial Assets deposited in the Custody Account.

Bank shall be accountable under the terms of this agreement to the Customer for all Assets held in the Accounts and shall take prompt and appropriate action to remedy any discrepancies with respect to such Assets. Upon written agreement between Bank and Customer, additional Accounts may be established and separately accounted for as additional Accounts hereunder.

2. Definitions.

As used herein, the following terms shall have the following respective meanings:

(a) “Affiliate” shall mean an entity controlling, controlled by, or under common control with, another entity.

(b) “Authorized Person" shall mean an employee or agent (including an investment manager) designated by prior written notice from Customer or its designated agent to act on behalf of Customer hereunder. Such persons shall continue to be Authorized Persons until such time as Bank receives Instructions from Customer or its designated agent that any such employee or agent is no longer an Authorized Person.

(c) “Certificated Security” shall mean a Security that is represented by a certificate.

(d) “Custody Account” shall mean each custody account on Bank’s records to which Financial Assets are or may be credited pursuant hereto.

(e) “Eligible Foreign Custodian” shall have the meaning assigned thereto in Rule 17f-5 (and shall include any entity qualifying as such pursuant to an exemp-tion, rule or other appropriate action of the U.S. Securities and Exchange Commission).

(f) “Eligible Securities Depository” shall have the meaning assigned thereto in Rule 17f-7 (and shall include any entity qualifying as such pursuant to an exemption, rule or other appropriate action of the U.S. Securities and Exchange Commission).

(g) “Eligible Contract” shall mean a currently effective written contract between Bank and a Subcustodian satisfying the requirements of paragraph (c)(2) of Rule 17f-5 (including any amendments thereto or successor provisions).

(h) “Entitlement Holder” shall mean the person on the records of a Securities Intermediary as the person having a Securities Entitlement against the Securities Intermediary.

(i) “Financial Asset” shall have the meaning assigned thereto in Article 8 of the Uniform Commercial Code, which, as of the date hereof, generally means:

(i) a Security;

(ii) an obligation of a person or a share, participation or other interest in a person or property or enterprise of a person, which is, or is of a type, dealt in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment; or

(iii) any property that is held by a Securities Intermediary for another person in a Securities account if the Securities Intermediary has expressly agreed with the other person that the property is to be treated as a financial asset under Article 8 of the Uniform Commercial Code. As the context requires, the term means either the interest itself or the means by which a person’s claim to it is evidenced, including a Certificated Security or an Uncertificated Security, a Security certificate, or a Security Entitlement. Financial Asset shall in no event mean cash.

(j) “Foreign Assets” shall have the meaning assigned thereto under Rule 17f-5, which, as of the date hereof, means any investments (including foreign currencies) for which the primary market is outside the United States, and any cash and cash equivalents that are reasonably necessary to effect Customer’s transactions in those investments.

(k) “Instructions" shall mean instructions of any Authorized Person received by Bank, via telephone, telex, facsimile transmission, bank wire or other teleprocess or electronic instruction or trade information system (which may include Internet-based systems involving appropriate testing and authentication) acceptable to Bank which Bank believes in good faith to have been given by, or under the direction of, Authorized Persons. The term "Instructions" includes, without limitation, instructions to sell, assign, transfer, deliver, purchase or receive for the Custody Account, any and all stocks, bonds and other Financial Assets or to transfer funds in the Deposit Account.

(l) “Local Practice” shall mean the customary securities trading or securities processing practices and procedures generally accepted by Institutional Investors in the jurisdiction or market in which the transaction occurs, including, without limitation:

(i) delivering Financial Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such securities from such purchaser or dealer;

(ii) delivering cash to a seller or a dealer (or an agent for such seller or dealer) against expectation of receiving later delivery of purchased Financial Assets; or

(iii) in the case of a purchase or sale effected through a securities system, in accordance with the rules governing the operation of such system.

(m) “Institutional Investor” shall mean a major commercial bank, corporation, insurance company, or substantially similar institution, which, as a substantial part of its business operations, purchases and sells Financial Assets and makes use of global custodial services.

(n) “Intermediary Custodian” shall mean any Subcustodian that is a Securities Intermediary and is qualified to act as a custodian.

(o) “Riders” shall have the meaning assigned thereto in Section 16(f) of this Agreement.

(p) “Rule 17f-5” shall mean rule 17f-5 under the 1940 Act, including any amendments thereto or successor rules.

(q) “Rule 17f-7” shall mean rule 17f-7 under the 1940 Act, including any amendments thereto or successor rules.

(r) “Security” shall have the meaning assigned thereto in Article 8 of the Uniform Commercial Code, which, as of the date hereof, generally means an obligation of an issuer or a share, participation, or other interest in an issuer or in property or an enterprise of an issuer:

(i) which is represented by a security certificate in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer;

(ii) which is one of a class or series or by its terms is divisible into a class or series of shares, participations, interests, or obligations; and

(iii) which:

(A) is, or is of a type, dealt in or traded on securities exchanges or securities markets; or

(B) is a medium for investment and by its terms expressly provides that it is a security governed by Article 8 of the Uniform Commercial Code.

(s) “Securities Depository” means a clearing corporation that is registered with the U.S. Securities and Exchange Commission as a clearing agency under section 17A of the Securities Exchange Act of 1934; or a Federal Reserve Bank or other person authorized to operate the federal book entry system described in the regulations of the Department of Treasury codified at 31 CFR 357, Subpart B, or book-entry systems operated pursuant to comparable regulations of other federal agencies.

(t) “Securities Entitlement” shall mean the rights and property interest of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of Article 8 of the Uniform Commercial Code.

(u) “Securities Intermediary” shall have the meaning assigned thereto in Article 8 of the Uniform Commercial Code, which, as of the date hereof, means Bank, a Subcustodian, a securities depository, clearing corporation or any other person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

(v) “Uncertificated Security” shall mean a Security that is not represented by a certificate.

(w) “Uniform Commercial Code” shall mean the Uniform Commercial Code of the State of New York, as amended from time to time.

3.	Maintenance of Financial Assets and Cash at Bank and Subcustodian Locations.

Unless Instructions specifically require another location reasonably acceptable to Bank:

(a) Financial Assets shall be held in the country or other jurisdiction in which the principal trading market for such Financial Assets is located, where such Financial Assets are to be presented for payment or where such Financial Assets are acquired; and

(b) Cash shall be credited to an account in a country or other jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts.

Cash may be held pursuant to Instructions in such accounts as may be available for the particular currency, recognizing that accounts bearing commercially reasonable interest will be used to the extent such use does not violate applicable law. To the extent Instructions are issued and Bank can comply with such Instructions, Bank is authorized to maintain cash balances on deposit for Customer with itself (or its Affiliates, in accordance with applicable law and regulation), at such commercially reasonable rates of interest as may from time to time be paid on such accounts, or in non-interest bearing accounts as Customer may direct, if acceptable to Bank.

If Customer wishes to have any Foreign Assets belonging to one or more Portfolios held in the custody of an institution other than the established Subcustodians as defined in Section 4 (or an Eligible Securities Depository listed on Schedule B hereto), such arrangement must be authorized by a written agreement, signed by Bank and Customer.

If Bank places and maintains Customer’s Financial Assets, corresponding to a Securities Entitlement, with a Securities Depository or Intermediary Custodian, Bank must:

(x) at a minimum exercise due care in accordance with reasonable commercial standards in discharging its duty as a Securities Intermediary to obtain and thereafter maintain such Financial Assets;

(y)  provide, promptly upon request by Customer, such reports as are available concerning the internal accounting controls and financial strength of Bank; and

(z)  require any Intermediary Custodian at a minimum to exercise due care in accordance with reasonable commercial standards in discharging its duty as a Securities Intermediary to obtain and thereafter maintain Financial Assets corresponding to the Securities Entitlements of its Entitlement Holders.

4. Subcustodians.

(a) Bank may act under the Agreement through the subcustodians with which Bank has entered into Eligible Contracts and which are listed on Schedule A attached hereto (“Subcustodians”). Bank reserves the right, exercising reasonable care, prudence and diligence, to amend Schedule A from time to time. Any such amendment shall be effective upon 45 calendar days’ written notice to Customer in accordance with the Agreement, or such shorter period as Bank reasonably believes is necessary, with due regard to the continuing reasonable care of the Customer’s Foreign Assets in accordance with Rule 17f-5.

(b) Bank hereby represents to Customer that each Subcustodian is an Eligible Foreign Custodian. If Schedule A is amended to add one or more Subcustodians, this representation shall be effective as to the amended Schedule on the date of such amendment. Bank shall promptly advise Customer if any Subcustodian ceases to be an Eligible Foreign Custodian.

(c) Customer authorizes Bank to hold Assets belonging to each Portfolio in accounts that Bank has established with one or more of its branches or such Subcusto-dians, provided that, in the case of an Eligible Foreign Custodian, Customer’s Foreign Custody Manager has made the determinations required by Rule 17f-5 with respect to the Portfolio’s Foreign Assets to be held by such Subcustodian. If Bank is not acting as Foreign Custody Manager for the relevant Portfolio at such time, Customer shall give Bank appropriate notice of such determinations.

5.	Appointment as Foreign Custody Manager.

Customer hereby appoints Bank as its Foreign Custody Manager for each Portfolio in accordance with Rule 17f-5. Bank hereby accepts such appointment. Customer and Bank shall act in conformity with such rule (including any amendments thereto or successor provisions) for as long as Bank acts as Customer’s Foreign Custody Manager. Bank’s appointment as Foreign Custody Manager for a Portfolio (or for a particular country or other political or geographical jurisdiction) may be terminated at any time by Customer or Bank, regardless of whether Bank serves as custodian for such Portfolio hereunder. Any such termination as to one or more Portfolios (or jurisdictions) shall be effected in a manner consistent with the provisions for notice and termination set forth elsewhere in this Agreement. Bank shall not be obligated to serve in this capacity for a Portfolio if Bank no longer acts as Customer’s custodian for such Portfolio.

As of the date hereof, Rule 17f-5 provides that Customer may from time to time place or maintain in the care of an Eligible Foreign Custodian any of Customer’s Foreign Assets, provided that:

(a) Customer’s Foreign Custody Manager determines that Customer’s assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market, if maintained with the Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation:

(i)	The Eligible Foreign Custodian’s practices, procedures, and internal controls, including, but not limited to, the physical protections available for Certificated Securities (if applicable), the method of keeping custodial records, and the security and data protection practices;

(ii)	Whether the Eligible Foreign Custodian has the requisite financial strength to provide reasonable care for Foreign Assets;

(iii)	The Eligible Foreign Custodian’s general reputation and standing; and

(iv)	Whether Customer will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of the custodian in the United States or the custodian’s consent to service of process in the United States.

(b) The arrangement with the Eligible Foreign Custodian is governed by a written contract that Customer’s Foreign Custody Manager, has determined will provide reasonable care for Customer’s assets based on the standards set forth in paragraph (a) above.

(i)	Such contract must provide:

(A) For indemnification or insurance arrangements (or any combination of the foregoing) that will adequately protect Customer against the risk of loss of Foreign Assets held in accordance with such contract;

(B) That Foreign Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors, except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of the custodian arising under bankruptcy, insolvency, or similar laws;

(C) That beneficial ownership of the Foreign Assets will be freely transferable without the payment of money or value other than for safe custody or administration;

(D)	That adequate records will be maintained identifying the assets as belonging to Customer or as being held by a third party for the benefit of Customer;

(E) That Customer’s independent public accountants will be given access to those records or confirmation of the contents of those records; and

(F) That Customer will receive periodic reports with respect to the safekeeping of Customer’s assets, including, but not limited to, notification of any transfer to or from Customer’s account or a third party account containing assets held for the benefit of Customer.

(ii)	Such contract may contain, in lieu of any or all of the provisions specified in paragraph (b)(i) above, such other provisions that Customer’s Foreign Custody Manager, reasonably determines will provide, in their entirety, the same or a greater level of care and protection for the Foreign Assets as the specified provisions, in their entirety.

(c)	(i)	Customer’s Foreign Custody Manager, has established a system to monitor the appropriateness of maintaining Customer’s assets with a particular custodian under paragraph (a) above, and to monitor performance of the contract under paragraph (b) above.

(ii)	If an arrangement no longer meets these requirements, Customer must withdraw its assets from the Eligible Foreign Custodian as soon as reasonably practicable.

Customer’s Foreign Custody Manager will provide written reports in a form reasonably acceptable to Customer (or an Authorized Person) notifying Customer’s Board of Directors (or equivalent body; hereinafter, “Board”) of the placement of Customer’s Foreign Assets with a particular custodian and of any material change in Customer’s non-U.S. custody arrangements, with the reports to be provided to the Board at such times as the Board deems reasonable and appropriate based on the circumstances of Customer’s non-U.S. custody arrangements.

Customer hereby confirms that Customer will withdraw its Foreign Assets from any non-U.S. custodian as soon as reasonably practicable upon written notification from Customer’s Foreign Custody Manager that custody arrangements with such custodian no longer meet the requirements of Rule 17f-5 (an “Adverse Notification”). Customer also confirms that, if Bank is acting as Customer’s Foreign Custody Manager and has delivered an Adverse Notification to Customer, Bank, as Foreign Custody Manager, shall have no further responsibility under this Agreement in relation to Customer’s Foreign Assets held under any custody arrangement covered by such Adverse Notification following the Adverse Notification. (However, the existence of an Adverse Notification shall not affect the scope of responsibilities, or the standard of care, applicable to Bank in relation to such Assets under other provisions of this Agreement.)

6. Securities Depositories.

(a) Bank hereby represents to Customer that each securities depository listed on Schedule B is an Eligible Securities Depository. If Schedule B is amended, this representation shall be effective as to the amended Schedule on the date of such amendment. Bank shall promptly advise Customer if any securities depository listed on Schedule B ceases to be an Eligible Securities Depository.

(b) Bank shall provide Customer an analysis of the custody risks (which analyses may be provided to Customer electronically) associated with maintaining Customer’s Foreign Assets with each Eligible Securities Depository used by Bank and at which any Foreign Assets of Customer are held or are expected to be held. Bank shall use reasonable efforts to provide such analysis at least annually on March 31st of each calendar year (or, in the case of an Eligible Securities Depository not used by Bank as of the agreed upon date, prior to the initial placement of Customer’s Foreign Assets at such Depository after such date). Bank shall monitor the custody risks associated with maintaining Custo-mer’s Foreign Assets at each such Eligible Securities Depository on a continuing basis, and shall promptly notify Customer or its investment adviser of any material changes in such risks.

(c) Bank shall, upon Customer’s reasonable request from time to time, provide certain additional information (“Additional Information”) to Customer beyond the scope of the information Bank is otherwise obligated to provide to Customer under this Agreement, or any other agreement between the parties relating to Customer’s Foreign Assets. For example, Additional Information may relate to a country’s financial infrastructure, prevailing custody and settlement practices, laws applicable to the safekeeping and recovery of Foreign Assets held in custody, and the likelihood of nationalization, currency controls and similar risks, but shall not include information required to be provided under this Agreement or any other agreement between the parties relating to Customer’s Foreign Assets.

(d) Bank’s obligation to provide Customer with Additional Information shall be limited to the extent Additional Information is (i) already in the possession of Bank, or (ii) available to Bank using commercially reasonable means. Customer hereby acknowledges that: (i) Additional Information is designed solely to inform Customer of certain market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) Bank has gathered the information from sources it considers reliable, but does not assume responsibility for inaccuracies or incomplete information attributable to actions or omissions of third parties. (For this purpose, “third parties” shall not include any of the Subcustodians listed on Schedule A, except to the extent that, in a given case, a Subcustodian accurately transmitted information it had itself received from a third party (such as from a regulator or securities depository) rather than information it had generated itself.)

(e) Customer and Bank hereby acknowledge and agree that the decision to place Customer's Foreign Assets with an Eligible Securities Depository shall be made by Customer's investment adviser (subject to the Board's oversight) or the Customer, after consideration of the information provided by Bank and other information Customer deems relevant, and based on standards of care that are generally applicable to investment advisers and the Board. Further, the parties understand that the decision to place Customer’s Foreign Assets with an Eligible Securities Depository does not have to be made separately, but may be made in the overall context of the decision to invest in a particular country.

7.	Use of Subcustodians and Securities Depositories.

(a) Bank shall identify the Assets on its books as belonging to Customer and identify the Portfolio to which such Assets belong.

(b) A Subcustodian shall hold such Assets together with assets belonging to other customers of Bank in accounts identified on such Subcustodian's books as custody accounts for the exclusive benefit of customers of Bank, such that it is readily apparent that the Assets do not belong to Bank or the Subcustodian.

(c) Any Financial Assets in the Accounts held by a Subcustodian shall be subject only to the instructions of Bank or its agent. Any Financial Assets held in a securities depository for the account of a Subcustodian shall be subject only to the instructions of such Subcustodian or its agent.

(d) Where Securities are deposited by a Subcustodian with a securities depository, Bank shall cause the Subcustodian to identify on its books as belonging to Bank, as agent, the Securities shown on the Subcustodian’s account on the books of such securities depository, such that it is readily apparent that the Securities do not belong to Bank or the Subcustodian.

(e) Bank shall supply periodically, as mutually agreed upon, a statement in respect of any Securities and cash, including identification of the foreign entities having custody of the Securities and cash and descriptions thereof.

8. Deposit Account Transactions.

(a) Bank (or the applicable Subcustodian) shall make payments from the Deposit Account upon receipt of Instructions which include all information reasonably required by Bank.

(b) In the event that any payment to be made under this Section 8 exceeds the funds available in the Deposit Account, Bank, in its discretion, may advance Customer such excess amount which shall be deemed a loan payable on demand, bearing interest at the rate customarily charged by Bank on similar loans.

(c) Bank shall, or shall cause the applicable Subcustodian to: (i) subject to the last sentence hereof, collect all amounts due and payable to Customer with respect to Financial Assets and other assets held in the Accounts; (ii) promptly notify Customer of the collection of income or other payments in a currency other than US dollars that relate to Financial Assets or other Assets held by Bank (or the applicable Subcustodian’s receipt) in a manner mutually agreeable to Bank and Customer; (iii) promptly credit to the account of Customer all income and other payments relating to Financial Assets or other Assets held by Bank hereunder upon Bank’s receipt (or the applicable Subcustodian’s receipt) of such income or payments or as otherwise agreed in writing by Customer and Bank; and (iv) promptly endorse and deliver instruments required to effect such collections. If Bank credits the Deposit Account on a payable date, or at any time prior to actual collec-tion and reconciliation to the Deposit Account, with interest, dividends, redemptions or any other amount due, Customer shall promptly return any such amount upon oral or written notification: (i) that such amount has not been received in the ordinary course of business or (ii) that such amount was incorrectly credited. If Customer does not promptly return any amount upon such notification, Bank shall be entitled, upon oral or written notification to Customer, to reverse such credit by debiting the Deposit Account for the amount pre-viously credited. Bank shall furnish regular overdue income reports to Customer in writing (or by any means by which Instructions may be transmitted hereunder, other than by telephone) of any amounts payable with respect to Financial Assets or other Assets of Customer if such amounts are not received by Bank (or the applicable Subcustodian) when due (or otherwise in accordance with Local Practice). Bank or its Subcustodian shall have no duty or obligation to institute legal proceedings, file a claim or a proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount, but will reasonably notify Customer of any such proceedings known to Bank and may act for Customer upon Instructions after consultation with Customer.

9. Custody Account Transactions.

(a) Financial Assets shall be transferred, exchanged or delivered by Bank or its Subcustodian upon receipt by Bank of Instructions which include all information reasonably required by Bank. Settlement and payment for Financial Assets received for, and delivery of Financial Assets out of, the Custody Account shall be made in accordance with Local Practice. In connection with the foregoing, where Bank believes in good faith that use of a reasonably available alternative practice to Local Practice would be more protective of Financial Assets than Local Practice, Bank shall advise Customer of such practice and Customer may authorize its use solely in such instance or consent that such practice shall thereafter be deemed to be Local Practice.

(b) Bank shall effect book entries on a contractual settlement date accounting basis with respect to the settlement of trades in those markets where Bank generally offers contractual settlement day accounting and shall notify Customer of these markets from time to time. On the contractual settlement date for a sale, Bank shall credit the Cash Account with the sales proceeds of the sale and transfer the relevant Financial Assets to an account pending settlement of the trade if not already delivered. On the contractual settlement date for the purchase (or earlier if market practice requires delivery of the purchase price before the contractual settlement date), Bank shall debit the Cash Account with the settlement monies and credit a separate account. Bank then shall post the Securities Account as awaiting receipt of the expected Financial Assets. Customer shall not be entitled to the delivery of Financial Assets that are awaiting receipt until Bank or a Subcustodian actually receives them. Bank reserves the right to restrict in good faith the availability of contractual date settlement accounting for credit reasons. Bank, whenever reasonably possible, will notify Customer prior to imposing such restrictions.

(i) Bank may reverse credits or debits made to the Accounts in its discretion if the related transaction fails to settle within a reasonable period, determined by Bank in its discretion, after the contractual settlement date for the related transaction; provided however that prior to taking action, Bank will use every reasonable effort to give Customer written notice of any such reversal which may include back valuation.

(ii) If any Financial Assets delivered pursuant to this Section 9 are returned by the recipient thereof, Bank may reverse the credits and debits of the particular transaction at any time.

10. Actions of Bank.

Bank shall follow Instructions received regarding Assets held in the Accounts. However, until it receives Instructions to the contrary, Bank shall:

(a) Present for payment any Financial Assets which are called, redeemed or retired or other-wise become payable and all coupons and other income items which call for payment upon presentation, to the extent that Bank or Subcustodian is actually aware of such opportunities.

(b) Execute in the name of Customer such ownership and other certificates as may be required to obtain payments in respect of Financial Assets.

(c) Exchange interim receipts or temporary Financial Assets for definitive Financial Assets.

(d) Appoint brokers and agents for any transaction involving the Financial Assets, including, without limitation, Affiliates of Bank or any Subcustodian.

(e) Issue statements to Customer, at times and in a form mutually agreed upon, identifying the Assets in the Accounts.

Bank shall promptly send Customer an advice or notification of any transfers of Assets to or from the Accounts. Such statements, advices or notifications shall indicate the identity of the entity having custody of the Assets.

All collections of funds or other property paid or distributed in respect of Financial Assets in the Custody Account shall be made at the risk of Customer until such funds or other property have been received by Bank (or the applicable Subcustodian). Bank shall have no liability for any loss occasioned by delay (other than its own) in the actual receipt of notice by Bank or by its Subcustodians of any payment, redemption or other trans-action regarding Financial Assets in the Custody Account in respect of which Bank has agreed to take any action hereunder.

11. Corporate Actions; Proxies; Taxes; Class Actions.

(a) Corporate Actions. Bank shall transmit promptly to Customer on behalf of each Portfolio summary notification of corporate action information received on a timely basis by Bank (including, without limitation, pendency of calls and maturities of Financial Assets and expirations of rights in connection therewith and notices of exercise of call and put options written by Customer on behalf of a Portfolio and the maturity of futures contracts (and options thereon) purchased or sold by Customer on behalf of a Portfolio) from issuers of the Financial Assets being held for a Portfolio. Bank shall transmit promptly to Customer on behalf of each Portfolio notice of the filing of any registration statement with respect to Financial Assets held for a Portfolio if such information is received by Bank or Bank’s central corporate actions department has actual knowledge of the filing. With respect to tender or exchange offers, Bank shall transmit promptly to Customer on behalf of each Portfolio notice of corporate action information received on a timely basis by Bank from issuers of the Financial Assets whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If Customer desires to take action with respect to any tender offer, exchange offer or any other similar transaction, Customer shall notify Bank within such period as will give Bank (including any Subcustodian) reasonably sufficient time to take such action. Bank shall inform Customer of pertinent deadlines in each case.

When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar corporate action is received which bears an expiration date, Bank shall use reasonable efforts to obtain Instructions from Customer or its Authorized Person, even if its own deadlines for receiving instructions have passed; however, if Instructions are not received in time for Bank to take timely action, or actual notice of such corporate action was received too late to seek Instructions, Bank will notify Customer of the corporate action but shall not be required to take further action.

(b) Proxy Voting.

(i) Bank shall, with respect to Financial Assets that are not Foreign Assets, cause to be promptly executed by the registered holder of such Financial Assets, if the Financial Assets are registered otherwise than in the name of Customer on behalf of a Portfolio or a nominee thereof, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to Customer such proxies, all proxy soliciting materials and all notices relating to such Financial Assets.

(ii) Bank shall, with respect to Financial Assets that are Foreign Assets, use commercially reasonable efforts (including the use of third party representatives) to facilitate the exercise of voting and other shareholder proxy rights; it being understood and agreed that (A) proxy voting may not be available in all markets (it being understood that Bank shall make proxy voting services available to Customer in a given market where Bank offers such services to any other custody client), and (B) apart from voting, Bank will, upon request and in its discretion, assist customer in exercising other shareholder rights such as attending shareholder meetings, nominating directors and proposing agenda items. In particular, and without limiting the generality of the foregoing, Bank may provide written summaries of proxy materials in lieu of providing original materials (or copies thereof) and while Bank shall attempt to provide accurate summaries, whether or not translated, Bank shall not be liable for any losses or other consequences that may result from reliance by Customer upon the same where Bank prepared the same in good faith and with reasonable efforts. Bank shall use reasonable efforts to notify Customer in cases where, due to various circumstances beyond control of Bank, voting cannot be exercised. Customer acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice, practical constraints and other facts, may have the effect of severely limiting the ability of Customer to exercise shareholder rights. In addition, Customer acknowledges that: (A) in certain countries Bank may be unable to vote individual proxies but shall only be able to vote proxies on a net basis (e.g., a net yes or no vote given the voting instructions received from all customers); and (B) proxy voting may be precluded or restricted in a variety of circumstances, including, without limitation, where the relevant Financial Assets are: (1) on loan; (2) at registrar for registration or reregistration; (3) the subject of a conversion or other corporate action; (4) not held in a name subject to the control of Bank or its Subcustodian or are otherwise held in a manner which precludes voting; (5) held in a margin or collateral account; and (6) American Depository Receipts.

(iii) Customer and each Authorized Person shall respect the proprietary nature of information developed exclusively through the efforts of Bank (or Subcustodians or other parties acting under Bank’s direction) in relation to proxy voting services.

(c) Taxes.

(i) Customer confirms that Bank is authorized to deduct from any cash received or credited to the Deposit Account any taxes or levies required to be deducted by any revenue or other govern-mental authority for whatever reason in respect of the Custody Account.

(ii) Customer shall provide Bank with all required tax-related documentation and other information relating to Assets held hereunder (“Tax Information”). Tax Information shall include, but shall not be limited to, information necessary for submission to revenue or other governmental authorities to establish taxable amounts or reduce tax burdens that would otherwise be borne by a Portfolio. Upon receipt of Instructions and all required Tax Information from Customer, Bank shall (A) execute ownership and other certificates and affidavits for all tax purposes (within and outside of the United States) in connection with receipt of income and other payments with respect to Assets held hereunder, or in connection with the purchase, sale or transfer of such Assets, and (B) where appropriate, file any certificates or other affidavits for the refund or reclaim of non-U.S. taxes paid with respect to such Assets. Customer warrants that, when given, Tax Information shall be true and correct in all material respects. Customer shall notify Bank promptly if any Tax Infor-mation requires updating or amendment to correct misleading information.

(iii) Bank shall have no responsibility or liability for any tax obligations (including both taxes and any and all penalties, interest or additions to tax) now or hereafter imposed on Customer, its Portfolio, or Bank as Customer’s custodian, by any revenue or governmental authority, or penalties or other costs or expenses arising out of the delivery of, or failure to deliver, Tax Information by Customer

(iv) Bank shall perform tax reclaim services only with respect to taxation levied by the revenue authorities of the countries notified to Customer from time to time and Bank may, by notification in writing, in Bank’s absolute discretion, supplement or amend the markets in which tax reclaim services are offered; provided that, Bank shall make tax reclaim services available to Customer in a given country where Bank offers such services to any other custody client having the same tax status. Other than as expressly provided in this sub-clause, Bank shall have no responsibility with regard to Customer’s tax position or status in any jurisdiction.

(v) Tax reclaim services may be provided by Bank or, in whole or in part, by one or more third parties appointed by Bank (which may be Bank’s affiliates); provided that Bank shall be liable for the performance of any such third party to the same extent as Bank would have been if Bank had performed such services.

(vi) If Bank does not receive appropriate declarations, documentation and informa-tion then any applicable United States withholding tax shall be deducted from income received from Financial Assets.

(d) Class Actions.

(i) Upon receipt of a settled securities class action notification by its corporate actions department, Bank shall research its records for each Custody Account to endeavour to identify Customer’s interest, if any, with respect to any such class action notification. Customer acknowledges that identifying its interest may involve manually researching historic records and that Bank does not warrant that the review will be error free.

(ii) Bank will provide Customer with a summary of each class action notification that it has identified as being pertinent to Customer (together with the information discovered with regard to the applicable securities holding of Customer) and the cut-off time by which Customer is required to inform Bank if it disagrees with Bank’s record of such securities holdings and/or securities transactions or wishes to instruct Bank not to file a claim on Customer’s behalf.

(iii) Unless Customer instructs Bank not to do so by the applicable cut-off time, Bank shall complete and file the required claim forms for the particular class action insofar as they relate to transactions or holdings for which Bank acted as custodian. Bank shall present with the claim any supporting information that it has in its possession and that is required as part of the filing as set out in the class action notification. Bank shall be authorized to disclose such information as may be reasonably required to complete and file such claims. Customer acknowledges that Bank is acting in a clerical capacity in completing and filing such claim forms and that Bank will not be using legal expertise in providing this service.

(iv) Bank's liability with respect to class action filing services described in this section 11(d) shall be limited in amount as Customer and Bank may from time to time agree in writing.

12. Nominees.

Financial Assets which are ordinarily held in registered form may be registered in a nominee name of Bank, Subcustodian or Eligible Securities Depository, as the case may be. Bank may without notice to Customer cause any such Financial Assets to cease to be registered in the name of any such nominee and to be registered in the name of Customer. Bank shall, or shall cause the applicable Subcustodian or Eligible Securities Depository to use commercially reasonable efforts to promptly register such Financial Assets that are or may be subject to ownership limitations. In the event that any Financial Assets registered in a nominee name are called for partial redemption by the issuer, Bank may allot the called portion to the respective beneficial holders of such class of security in any manner Bank deems to be fair and equitable. Customer shall hold Bank, Subcustodians, and their respective nominees harmless from any liability arising directly or indirectly from their status as a mere record holder of Financial Assets in the Custody Account. Financial Assets accepted by Custodian on behalf of a Portfolio under this Agreement shall be in a form and delivered in a manner consistent with Local Practice.

13. Instructions.

Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded. Any Instructions delivered to Bank by telephone shall promptly thereafter be confirmed in writing by an Authorized Person (which confirmation may bear the facsimile signature of such Person), but Cus-tomer shall hold Bank harmless for the failure of an Authorized Person to send such confirmation in writing, the failure of such confirmation to conform to the telephone instructions received or Bank's failure to produce such confirmation at any subsequent time. Bank shall notify Customer as soon as reasonably practicable if Bank does not receive written confirmation or if such written confirmation fails to conform to the telephone Instructions received. Either party may electronically record any Instructions given by telephone, and any other telephone discussions with respect to the Custody Account. Customer shall be responsible for safeguarding any testkeys, identification codes or other security devices which Bank shall make available to Customer or its Authorized Persons.

14. Standard of Care; Liabilities.

(a) Bank shall exercise reasonable care and diligence in carrying out all of its duties and obligations under this Agreement, and shall be liable to Customer for any and all claims, liabilities, losses, damages, fines, penalties, and expenses, including out-of-pocket and incidental expenses and reasonable attorneys’ fees (“Losses”) suffered or incurred by Customer resulting from failure of Bank (including any branch thereof, regardless of location) to exercise such reasonable care and diligence. Bank shall be liable to Customer in respect of such Losses to the same extent that Bank would be liable to Customer if Bank were holding the affected Assets in New York City, but only to the extent of Customer’s direct damages, to be determined based on the market value of the property which is the subject of the Loss at the date of discovery of such Loss by Customer and without reference to any special conditions or circumstances.

(b) Bank shall be liable to Customer for all Losses resulting from the action or inaction of any Subcustodian to the same extent that Bank would be liable to Customer if Bank were holding the affected Assets in New York City, and such action or inaction were that of the Bank or the fraud or willful default of such Subcustodian.

(c) As long as and to the extent that it has exercised reasonable care and acted in good faith, Bank shall not be responsible for:

(i) the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement; it being understood that Bank shall be deemed to have exercised reasonable care in respect of this subparagraph (i) if Financial Assets are received by Bank in accordance with Local Practice for the particular Financial Asset in question;

(ii) any act, omission, default or for the solvency of any broker or agent which it or a Subcustodian appoints and which is not a branch or Affiliate of the Bank; it being understood that Bank or a Subcustodian shall be deemed to have exercised reasonable care in respect of this subparagraph (ii) if it exercised reasonable care in the selection and continued retention of any such broker or agent; or

(iii) the insolvency of any Subcustodian which is not a branch or Affiliate of Bank; it being understood that Bank shall be deemed to have exercised reasonable care in respect of this subparagraph (iii) where Bank used reasonable care in the monitoring of a Subcustodian’s financial condition as reflected in its most recently published financial statements and other publicly available financial information.

(d) Neither Bank nor any Subcustodian shall be liable for the acts or omissions of any Eligible Securities Depository (or, for purposes of clarity, any domestic securities depository). In the event Customer incurs a loss due to the negligence, bad faith, willful misconduct or insolvency of an Eligible Securities Depository, Bank shall make reasonable endeavors to seek recovery from the Eligible Securities Depository.

(e) In no event shall Bank incur liability hereunder if Bank or any Subcustodian, or any nominee of Bank or any Subcustodian (each a “Person”), is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of:

(i) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction; or

(ii) events or circumstances beyond the reasonable control of the applicable Person, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts, unless, in each case, such delay or nonperformance is caused by (A) the negligence, misfeasance or misconduct of the applicable Person, or (B) a malfunction or failure of equipment operated or utilized by the applicable Person other than a malfunction or failure beyond such Person’s control and which could not be reasonably anticipated or prevented by such Person (each such provision, event or circumstance being a “Force Majeure Event”).

Bank shall notify Customer as soon as reasonably practicable of any material performance delay or non-performance in accordance with this clause (e).

(f) In no event shall Customer incur liability to Bank if it is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of a Force Majeure Event.

(g) Customer shall indemnify and hold Bank and its directors, officers, agents and employees (collectively the “Indemnitees”) harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any Instructions or other directions upon which Bank is authorized to rely pur-suant to the terms of this Agreement, or for any action taken or omitted by it in good faith, provided that such action or omission is consistent with the standard of care applicable to Bank under this Agreement and the Indemnitees have not acted with negligence or bad faith or engaged in fraud or willful misconduct in connection with the Losses in question.

(h) In performing its obligations hereunder, Bank may rely on the genuineness of any docu-ment which it believes in good faith to have been validly executed, and, subject to the following sentence, shall be entitled to rely on and may act upon advice of counsel (which may be counsel for Customer) on all matters, and shall be without liability for action reasonably taken or omitted pursuant to such advice. If Customer disputes an action or omission by Bank within 45 days of when Customer became aware or reasonably should have become aware of such action or omission, Bank shall be entitled to rely on and may act upon advice of “independent legal counsel” (as defined by rule 0-1(6) of the Investment Company Act of 1940) to Customer or such other counsel that is mutually acceptable to Customer and Bank and shall be without liability for action reasonably taken or omitted pursuant to such advice.

(i) Customer shall pay for and hold Bank harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges, and any related expenses (including, without limitation, penalties, interest or additions to tax due), with respect to income from or Assets in the Accounts, provided that Bank has complied with the standard of care set forth in Section 14(a) of this Agreement (it being understood that while Bank’s failure to comply with such standard of care shall constitute a breach of this Agreement, Bank shall have no liability for taxes or governmental charges and related expenses imposed or assessed with respect to such Assets prior to such breach or that would have been imposed or assessed even absent such breach).

(j) Bank need not maintain any insurance for the benefit of Customer.

(k) Without limiting the foregoing, Bank shall not be liable for any Loss which results from (i) the general risk of investing, or (ii) investing or holding Assets in a particular country including, but not limited to, losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of Assets.

(l) Consistent with and without limiting the application of the foregoing paragraphs of this Section 14, it is specifically acknowledged that Bank shall have no duty or responsibility to:

(i) question Instructions or make any suggestions to Customer or an Authorized Person regarding such Instructions that Bank believes in good faith to have been given by Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions the Bank may specify;

(ii) supervise or make recommendations with respect to investments or the retention of Financial Assets;

(iii) advise Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in Section 8(c) hereof;

(iv) evaluate or report to Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Bank receives an Instruction to deliver Financial Assets;

(v) except for trades settled at DTC where the broker provides DTC trade confirmation and Customer provides for Bank to receive the trade instruction, review or reconcile trade confirmations received from brokers. Customer or its Authorized Persons issuing Instructions shall bear any responsibility to review such confirmations against Instructions issued to and statements issued by Bank;

(vi) advise Customer or an Authorized Person regarding information (i) held on a confidential basis by an officer, director or employee of Bank (or any Affiliate of Bank) and (ii) obtained by such person in connection with the provision of services or other activities unrelated to global custody; and

(vii) advise Customer or an Authorized Person promptly regarding corporate action information obtained by an officer, director or employee of Bank (or any Affiliate of Bank) who is not engaged directly in the provision of global custody services.

(m) Customer authorizes Bank to act hereunder notwithstanding that Bank or any of its divisions or Affiliates may have a material interest in a transaction, or circumstances are such that Bank may have a potential conflict of duty or interest including the fact that Bank or any of its Affiliates may provide broker-age services to other customers, act as financial advisor to the issuer of Financial Assets, act as a lender to the issuer of Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of Financial Assets, or earn profits from any of the activities listed herein; provided that none of such services or actions would violate applicable laws or regulations.

(n) Upon the occurrence of any event which causes or may cause any Loss to the other party, each of Customer and Bank shall (and Bank shall cause each applicable Subcustodian to) use all commercially reasonable efforts and take all reasonable steps under the circumstances to mitigate the effects of such event and to avoid continuing harm to the other party. For this purpose, the obligations of Customer and Bank to mitigate Losses (or potential Losses) hereunder shall include (but shall not be limited to) the periodic review and reconciliation by Bank and Customer (or Authorized Persons) of statements provided to Customer under Section 10 of this Agreement; provided, however, that Bank's obligations to Customer with respect to any transaction covered by a given statement shall be reduced to the extent that Bank's ability to mitigate damages related to such transaction has been compromised by Customer’s failure to object to such statement within 180 days of Customer’s receipt thereof.

15. Bank Fees and Expenses.

Customer agrees to pay Bank for its services under this Agreement such amount as may be mutually agreed upon in writing. Customer agrees to reimburse Bank for its reasonable out-of-pocket or incidental expenses (including, without limitation, legal fees) incurred on behalf of Customer, provided that, in respect of such expenses, Bank has acted in conformity with the standard of care set forth in Section 14 hereof. Bank shall obtain Customer’s prior approval, which approval shall not be unreasonably withheld, of out-of-pocket or incidental expenses that Bank reasonably expects to exceed $10,000 or that approaches $10,000 during the process of incurring such expenses. In the latter case, Customer shall not withhold its approval on the ground that Bank had not obtained Customer’s approval prior to beginning to incur such expenses if Bank believed in good faith that the subject expenses would not exceed $10,000. Subject to the foregoing, Bank shall have a lien on and is authorized to charge or otherwise enforce its rights as lienholder against Assets in any Account of the Customer for any amount owing in respect of such Account by the Customer to the Bank under any provision of this Agreement.

16. Miscellaneous.

(a) Foreign Exchange Transactions Other Than as Principal. Upon receipt of Instructions, Bank shall settle foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of a Portfolio with such currency brokers or banking institutions as Customer may determine and direct pursuant to Instructions. Bank shall be responsible for the transmission of cash and instructions to and from the currency broker or banking institution with which the contract or option is made, the safekeeping of all certificates and other documents and agreements evidencing or relating to such foreign exchange transactions and the maintenance of proper records in accordance with this Agreement. Bank shall have no duty with respect to the selection of currency brokers or banking institutions with which Customer deals on behalf of its Portfolio or, as long as Bank acts in accordance with the standard of care set forth in this Agreement, for the failure of such brokers or banking institutions to comply with the terms of any contract or option; provided, however, that Bank shall not be responsible for the insolvency of any such broker or banking institution which is not a branch or Affiliate of Bank.

(b) Foreign Exchange Transactions as Principal. Bank shall not be obligated to enter into foreign exchange transactions as principal. However, if and to the extent that Bank makes available to Customer its services as principal in foreign exchange transactions, upon receipt of Instructions, Bank shall enter into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of Customer on behalf of its Portfolio with Bank as principal. Instructions may be issued with respect to such contracts but Bank may establish rules or limitations concerning any foreign exchange facility made available. Bank shall be responsible for the selection of currency brokers or banking institutions (which may include Affiliates of Bank and Subcustodians) and the failure of such currency brokers or banking institutions to comply with the terms of any contract or option.

(c) Certification of Residency, etc. Customer certifies that it is a resident of the United States and shall notify Bank of any changes in residency. Bank may rely upon this certification or the certification of such other facts as may be required to administer Bank's obligations hereunder. Customer shall indemnify Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications.

(d) Custodian’s Records; Access to Records. Bank shall provide any assistance reasonably requested by Customer in the preparation of reports to Customer’s shareholders and others, audits of accounts, and other ministerial matters of like nature. Bank shall maintain complete and accurate records with respect to Financial Assets and other Assets held for the account of Customer as required by the rules and regulations of the U.S. Securities and Exchange Commission applicable to investment companies registered under the 1940 Act. All such books and records maintained by Bank shall be made available to Customer upon request and shall, where required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rule 31a-2 under the 1940 Act. Bank shall allow Customer's independent public accountant reasonable access to the records of Bank relating to Financial Assets as is required in connection with their examination of books and records pertaining to Customer's affairs. Subject to restrictions under applicable law, Bank shall also obtain an undertaking to permit Customer's independent public accountants reasonable access to the records of any Subcustodian which has physical possession of any Financial Assets as may be required in connection with the examination of Customer's books and records. Upon reasonable request of Customer, Bank shall provide Customer with a copy of Bank’s reports prepared in compliance with the requirements of Statement of Auditing Standards No. 70 issued by the American Institute of Certified Public Accountants, as it may be amended from time to time (commonly referred to as a “SAS 70 report”). Bank shall use commercially reasonable efforts to obtain and furnish Customer with such similar reports as Customer may reasonably request with respect to each Subcustodian holding Assets of Customer. Except as respects Bank’s SAS 70 Report, as to which there shall be no charge, the Customer shall pay reasonable expenses of the Bank and any Subcustodians under this provision. Bank shall use commercially reasonable efforts to provide Customer and agents with such reports as the Customer may reasonably request or otherwise reasonably require to fulfill its duties under rule 38a-1 of the 1940 Act, and, in any case, provide Customer with at least the same level of such reporting as Bank furnishes to its other mutual fund clients.

(e) Confidential Information. The parties hereto agree that each shall treat confidentially all confidential information provided by each party to the other regarding its business and operations in accordance with this Agreement and represent that each has implemented controls that are reasonably designed to achieve the purposes of this section. All confidential information provided by a party hereto shall be used by the other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any affiliated division or entity or third party in any form without the prior written consent of such providing party. Confidential information for purposes hereof shall include information traditionally recognized as confidential, such as financial information, strategies, security practices, portfolio holdings, portfolio trades, product and business proposals, business plans, and the like. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, that is generally furnished to third parties by the providing party without confidentiality restriction, or that is required to be disclosed by any bank examiner of Bank or any Subcustodian, any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation. For this purpose, Customer and any Authorized Person shall be permitted to disclose any information provided by Bank hereunder to the U.S. Securities and Exchange Commission (or its staff) in connection with any inspection or examination or other action or proceeding. If a party becomes aware that it or its agents have breached the confidentiality obligations under this Section 16(e), it will promptly notify the other party in writing of the nature and extent of such breach.

(f) Governing Law; Successors and Assigns; Immunity; Captions. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN NEW YORK and shall not be assigned by either party, but shall bind the successors in interest of Customer and Bank. To the extent that in any jurisdiction Customer or Bank may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Customer or Bank, as the case may be, irrevocably shall not claim, and it hereby waives, such immunity. The captions given to the sections and subsections of this Agreement are for convenience of reference only and are not to be used to interpret this Agreement.

(g) Entire Agreement. This Agreement consists exclusively of this document (including Appendix A and Schedules A and B hereof). There are no other provisions hereof and this Agreement supersedes any other agreements, whether written or oral, between the parties. Any amendment hereto must be in writing, executed by both parties.

(h) Severability. In the event that one or more provisions hereof are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions shall not in any way be affected or impaired.

(i) Waiver. Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right hereunder operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision hereof, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

(j)  Representations and Warranties.

(i) Customer hereby represents and warrants to Bank that: (A) it has full power and authority to deposit and control the Financial Assets and cash deposited in the Accounts; (B) it has all necessary authority to use Bank as its custodian; (C) this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; (D) it has taken all necessary action to authorize the execution and delivery hereof.

(ii) Bank hereby represents and warrants to Customer that: (A) it has the full power and authority to perform its obligations hereunder, (B) this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; and (C) that it has taken all necessary action to authorize the execution and delivery hereof.

(k) Notices. All notices hereunder shall be effective when actually received. Any notices or other communications which may be required hereunder are to be sent to the parties at the following addresses or such other addresses as may subsequently be given to the other party in writing: (a) Bank: State Street Bank and Trust Company, 2 Avenue de Lafayette, LCC-2, Boston, MA 02111, Attention: Virginia M. Meany, Senior Vice President; and (b) Customer: [Name of Customer], c/o Capital Research and Management Company, Attention: Carmelo Spinella, Senior Vice President, 135 South State College Boulevard, Brea, CA 92821-5804; with a copy to: Donald H. Rolfe, Counsel, Capital Research and Management Company, 333 S. Hope Street, 55th Floor, Los Angeles, CA 90071.

(l) Termination. This Agreement may be terminated as to one or more Portfolios by Customer or Bank by giving sixty (60) days’ written notice to the other, provided that such notice to Bank shall specify the names of the persons to whom Bank shall deliver the Assets belonging to the affected Portfolios in the Accounts. If notice of termination is given by Bank, Customer shall, within sixty (60) days following receipt of the notice, deliver to Bank Instructions specifying the names of the persons to whom Bank shall deliver the Assets belonging to the affected Portfolios. In either case Bank shall deliver the Assets belonging to the affected Portfolios to the persons so specified, after deducting any uncontested amounts which Bank determines in good faith to be owed to it under Section 15. Customer shall reimburse Bank promptly for all reasonable out-of-pocket expenses it incurs in delivering Assets upon termination by Customer. Termination shall not affect any of the liabilities either party owes to the other arising under this Agreement prior to such termination. If within sixty (60) days following receipt of a notice of termination by Bank, Bank does not receive Instructions from Customer specifying the names of the persons to whom Bank shall deliver the Assets belonging to the affected Portfolios, Bank, at its election, may deliver such Assets to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions hereof, or to Authorized Persons, or may continue to hold such Assets until Instructions are provided to Bank. For avoidance of doubt, each Customer, Portfolio or the Bank may terminate this Agreement pursuant to its provisions and the Agreement shall survive such termination in respect of the remaining Customers and Portfolios that have not so terminated or been terminated.

(m) Representative Capacity; Non-recourse Obligations. A COPY OF THE DECLARATION OF TRUST OR OTHER ORGANIZATIONAL DOCUMENT OF EACH CUSTOMER IS ON FILE WITH THE SECRETARY OF STATE OF THE STATE OF THE CUSTOMER’S FORMATION, AND NOTICE IS HEREBY GIVEN THAT THIS AGREEMENT IS NOT EXECUTED ON BEHALF OF THE TRUSTEES OF ANY CUSTOMER AS INDIVIDUALS, AND THE OBLIGATIONS OF THIS AGREEMENT ARE NOT BINDING UPON ANY OF THE TRUSTEES, OFFICERS, SHAREHOLDERS OR PARTNERS OF ANY FUND INDIVIDUALLY, BUT ARE BINDING ONLY UPON THE ASSETS AND PROPERTY OF EACH CUSTOMER’S RESPECTIVE PORTFOLIOS. BANK AGREES THAT NO SHAREHOLDER, TRUSTEE, OFFICER OR PARTNER OF ANY FUND MAY BE HELD PERSONALLY LIABLE OR RESPONSIBLE FOR ANY OBLIGATIONS OF ANY CUSTOMER ARISING OUT OF THIS AGREEMENT.

(n) Several Obligations of each Customer and Portfolio. WITH RESPECT TO ANY OBLIGATIONS OF A CUSTOMER ON BEHALF OF ANY OF ITS PORTFOLIOS ARISING OUT OF THIS AGREEMENT, BANK SHALL LOOK FOR PAYMENT OR SATISFACTION OF ANY SUCH OBLIGATION SOLELY TO THE ASSETS AND PROPERTY OF THE PORTFOLIO TO WHICH SUCH OBLIGATION RELATES AS THOUGH THAT CUSTOMER HAD SEPARATELY CONTRACTED WITH BANK BY SEPARATE WRITTEN AGREEMENT WITH RESPECT TO EACH OF ITS PORTFOLIOS. THE RIGHTS AND BENEFITS TO WHICH A GIVEN PORTFOLIO IS ENTITLED HEREUNDER SHALL BE SOLELY THOSE OF SUCH PORTFOLIO AND NO OTHER PORTFOLIO HEREUNDER SHALL RECEIVE SUCH BENEFITS.

(o) Information Relating to Divisions. Upon written request by Customer, the Bank shall use commercially reasonable efforts to provide information regarding portfolio holdings, portfolio trades and proxy voting in a format that is both technically practicable and reasonably acceptable to Customer so as to allow each investment division of Capital Research and Management Company to receive solely such information as is relevant to its own operations. Customer shall pay reasonable expenses of Bank arising from this section, provided that estimates of such expenses are approved by the Customer before the expenses are incurred.

IN WITNESS WHEREOF, each of the Customers and Bank have executed this Agreement as of the date first-written above. Execution of this Agreement by more than one Customer shall not create a contractual or other obligation between or among such Customers (or between or among their respective Portfolios) and this Agreement shall constitute a separate agreement between Bank and each Customer on behalf of itself or each of its Portfolios.

EACH OF THE CUSTOMERS LISTED ON

APPENDIX A ATTACHED HERETO, ON

BEHALF OF ITSELF OR ITS LISTED PORTFOLIOS

By:  CAPITAL RESEARCH AND MANAGEMENT

COMPANY

By:____________________________________

 Name: Carmelo Spinella

Title: Senior Vice President

STATE STREET BANK AND TRUST COMPANY

By:________________________________________

Name: Joseph L. Hooley

Title: Executive Vice President

APPENDIX A

CUSTOMERS AND PORTFOLIOS

Dated as of December 14, 2006

The following is a list of Customers and their respective Portfolios for which Bank shall serve under this Agreement.

CUSTOMER PORTFOLIO:	EFFECTIVE AS OF:
Fundamental Investors, Inc	December 14, 2006
The Growth Fund of America, Inc.	December 14, 2006
The New Economy Fund	December 14, 2006
SMALLCAP World Fund, Inc.	December 14, 2006
American Funds Insurance Funds-
Blue Chip Income and Growth Fund	December 14, 2006
Global Discovery Fund	December 14, 2006
Global Growth Fund	December 14, 2006
Global Small Capitalization Fund	December 14, 2006
Growth Fund	December 14, 2006
International Fund	December 14, 2006
Growth-Income Fund	December 14, 2006
Asset Allocation Fund	December 14, 2006
Bond Fund	December 14, 2006
High-Income Bond Fund	December 14, 2006
U.S. Government/AAA-Rated Securities Fund	December 14, 2006
Cash Management Fund	December 14, 2006
Global Growth and Income Fund	December 14, 2006
New World Fund	December 14, 2006
Global Bond Fund	December 14, 2006

IN WITNESS WHEREOF, each of the Customers and Bank have executed this Appendix A as of the date first-written above. Execution of this Appendix A by more than one Customer shall not create a contractual or other obligation between or among such Customers (or between or among their respective Portfolios) and this Appendix shall constitute a separate agreement between Bank and each Customer on behalf of itself or each of its Portfolios.

EACH OF THE CUSTOMERS LISTED ON

APPENDIX A ATTACHED HERETO, ON

BEHALF OF ITSELF OR ITS LISTED PORTFOLIOS

By:  CAPITAL RESEARCH AND MANAGEMENT

COMPANY

By:____________________________________

Name:

Title:

STATE STREET BANK AND TRUST COMPANY

By:________________________________________

Name:

Title:

SCHEDULE A

STATE STREET

GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Country	Subcustodian

Argentina	Citibank, N.A.

Australia	Westpac Banking Corporation

Citibank Pty. Limited

Austria	Erste Bank der Österreichischen Sparkassen AG

Bahrain	HSBC Bank Middle East
(as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Bangladesh	Standard Chartered Bank

Belgium	BNP Paribas Securities Services, S.A.

Benin	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Bermuda	The Bank of Bermuda Limited

Botswana	Barclays Bank of Botswana Limited

Brazil	Citibank, N.A.

Bulgaria	ING Bank N.V.

Burkina Faso	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Canada	State Street Trust Company Canada

Cayman Islands	Scotiabank & Trust (Cayman) Limited

Chile	BankBoston, N.A.

People’s Republic of China	The Hongkong and Shanghai Banking Corporation Limited,
Shanghai and Shenzhen branches

Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica	Banco BCT S.A.

Croatia	Privredna Banka Zagreb d.d

Cyprus	Cyprus Popular Bank Public Company Ltd.

Czech Republic	Československá Obchodní Banka, A.S.

Denmark	Skandinaviska Enskilda Bankken AB, Sweden (operating through its Copenhagen branch)

Ecuador	Banco de la Producción S.A. PRODUBANCO

Egypt	HSBC Bank Egypt S.A.E.
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Estonia	AS Hansabank

Finland	Nordea Bank Finland Plc.

France	BNP Paribas Securities Services, S.A.

Deutsche Bank AG, Netherlands (operating through its Paris branch)

Germany	Deutsche Bank AG

Ghana	Barclays Bank of Ghana Limited

Greece	National Bank of Greece S.A.

Guinea-Bissau	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Hong Kong	Standard Chartered Bank (Hong Kong) Limited

Hungary	HVB Bank Hungary Rt.

Iceland	Kaupthing Bank hf.

India	Deutsche Bank AG

The Hongkong and Shanghai Banking Corporation Limited

Indonesia	Deutsche Bank AG

Ireland	Bank of Ireland

Israel	Bank Hapoalim B.M.

Italy	BNP Paribas Securities Services, S.A.

Deutsche Bank S.p.A.

Ivory Coast	Société Générale de Banques en Côte d’Ivoire

Jamaica	Bank of Nova Scotia Jamaica Ltd.

Japan	Mizuho Corporate Bank Ltd.

Sumitomo Mitsui Banking Corporation

Jordan	HSBC Bank Middle East
(as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Kazakhstan	HSBC Bank Kazakhstan
(as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Kenya	Barclays Bank of Kenya Limited

Republic of Korea	Deutsche Bank AG

The Hongkong and Shanghai Banking Corporation Limited

Latvia	A/s Hansabanka

Lebanon	HSBC Bank Middle East
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Lithuania	SEB Vilniaus Bankas AB

Malaysia	Standard Chartered Bank Malaysia Berhad

Mali	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Malta	The Hongkong and Shanghai Banking Corporation Limited

Mauritius	The Hongkong and Shanghai Banking Corporation Limited

Mexico	Banco Nacional de México S.A.

Morocco	Attijariwafa bank

Namibia	Standard Bank Namibia Limited

Netherlands	Deutsche Bank AG

New Zealand	Westpac Banking Corporation

Niger	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Nigeria	Stanbic Bank Nigeria Limited

Norway	Nordea Bank Norge ASA

Oman	HSBC Bank Middle East Limited
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Pakistan	Deutsche Bank AG

Palestine	HSBC Bank Middle East Limited
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Panama	HSBC Bank (Panama) S.A.

Peru	Citibank del Péru, S.A.

Philippines	Standard Chartered Bank

Poland	Bank Handlowy w Warszawie S.A.

Portugal	Banco Comercial Português S.A.

Puerto Rico	Citibank N.A.

Qatar	HSBC Bank Middle East Limited
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Romania	ING Bank N.V.

Russia	ING Bank (Eurasia) ZAO, Moscow

Senegal	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Serbia	HVB Bank Serbia and Montenegro a.d.

Singapore	DBS Bank Limited

United Overseas Bank Limited

Slovak Republic	Československá Obchodní Banka, A.S., pobocka zahranicnej banky v SR

Slovenia	Bank Austria Creditanstalt d.d. - Ljubljana

South Africa	Nedbank Limited

Standard Bank of South Africa Limited

Spain	Deutsche Bank S.A.E.

Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited

Swaziland	Standard Bank Swaziland Limited

Sweden	Skandinaviska Enskilda Banken AB

Switzerland	UBS AG

Taiwan - R.O.C.	Central Trust of China

Thailand	Standard Chartered Bank (Thai) Public Company Limited

Togo	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Trinidad & Tobago	Republic Bank Limited

Tunisia	Banque Internationale Arabe de Tunisie

Turkey	Citibank, A.S.

Uganda	Barclays Bank of Uganda Limited

Ukraine	ING Bank Ukraine

United Arab Emirates	HSBC Bank Middle East Limited
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

United Kingdom	State Street Bank and Trust Company, United kingdom Branch

Uruguay	BankBoston, N.A.

Venezuela	Citibank, N.A.

Vietnam	The Hongkong and Shanghai Banking Corporation Limited

Zambia	Barclays Bank of Zambia Plc.

Zimbabwe	Barclays Bank of Zimbabwe Limited

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories
Argentina	Caja de Valores S.A.

Australia	Austraclear Limited

Austria	Oesterreichische Kontrollbank AG (Wertpapiersammelbank Division)

Bahrain	Clearing, Settlement, and Depository System of the Bahrain Stock Exchange

Bangladesh	Central Depository Bangladesh Limited

Belgium	Banque Nationale de Belgique

Euroclear Belgium

Benin	Dépositaire Central - Banque de Règlement

Bermuda	Bermuda Securities Depository

Brazil	Central de Custódia e de Liquidação Financeira de Títulos Privados (CETIP)

Companhia Brasileira de Liquidação e Custódia

Sistema Especial de Liquidação e de Custódia (SELIC)

Bulgaria	Bulgarian National Bank

Central Depository AD

Burkina Faso	Dépositaire Central - Banque de Règlement

Canada	The Canadian Depository for Securities Limited

Chile	Depósito Central de Valores S.A.

People’s Republic of China	China Securities Depository and Clearing Corporation Limited Shanghai Branch

China Securities Depository and Clearing Corporation Limited Shenzhen Branch

Colombia	Depósito Central de Valores

Depósito Centralizado de Valores de Colombia S..A. (DECEVAL)

Costa Rica	Central de Valores S.A.

Croatia	Središnja Depozitarna Agencija d.d.

Cyprus	Central Depository and Central Registry

Czech Republic	Czech National Bank

Stredisko cenných papíru - Ceská republika

Denmark	Værdipapircentralen (Danish Securities Center)

Egypt	Misr for Clearing, Settlement, and Depository S.A.E.

Central Bank of Egypt

Estonia	AS Eesti V’’rtpaberikeskus

Finland	Suomen Arvopaperikeskus Oy

France	Euroclear France

Germany	Clearstream Banking AG, Frankfurt

Greece	Apothetirion Titlon AE Central Securities Depository

Bank of Greece, System for Monitoring Transactions in Securities in Book- Entry Form

Hong Kong	Central Moneymarkets Unit

Hong Kong Securities Clearing Company Limited

Hungary	Központi Elszámolóház és Értéktár (Budapest) Rt. (KELER)

Iceland	Icelandic Securities Depository Limited

India	Central Depository Services (India) Limited

National Securities Depository Limited

Reserve Bank of India

Indonesia	Bank Indonesia

PT Kustodian Sentral Efek Indonesia

Israel	Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearinghouse)

Italy	Monte Titoli S.p.A.

Ivory Coast	Dépositaire Central - Banque de Règlement

Jamaica	Jamaica Central Securities Depository

Japan	Bank of Japan - Net System

Japan Securities Depository Center (JASDEC) Incorporated

Jordan	Securities Depository Center

Kazakhstan	Central Securities Depository

Kenya	Central Depository and Settlement Corporation Limited

Central Bank of Kenya

Republic of Korea	Korea Securities Depository

Latvia	Latvian Central Depository

Lebanon	Banque du Liban Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.

Lithuania	Central Securities Depository of Lithuania

Malaysia	Bank Negara Malaysia

Bursa Malaysia Depository Sdn. Bhd.

Mali	Dépositaire Central - Banque de Règlement

Malta	Central Securities Depository of the Malta Stock Exchange

Mauritius	Bank of Mauritius

Central Depository and Settlement Co. Ltd.

Mexico	S.D. INDEVAL, S.A. de C.V.

Morocco	Maroclear

Namibia	Bank of Namibia

Netherlands	Euroclear Nederland

New Zealand	New Zealand Central Securities Depository Limited

Niger	Dépositaire Central - Banque de Règlement

Nigeria	Central Securities Clearing System Limited

Norway	Verdipapirsentralen (Norwegian Central Securities Depository)

Oman	Muscat Depository & Securities Registration Company, SAOC

Pakistan	Central Depository Company of Pakistan Limited

State Bank of Pakistan

Palestine	Clearing, Depository and Settlement, a department of the Palestine Stock Exchange

Panama	Central Latinoamericana de Valores, S.A. (LatinClear)

Peru	Caja de Valores y Liquidaciones, Institución de Compensación y Liquidación de Valores S.A

Philippines	Philippine Depository & Trust Corporation

Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland	Rejestr Papierów Wartościowych

Krajowy Depozyt Papierów Wartos´ciowych S.A.

Portugal	INTERBOLSA - Sociedade Gestora de Sistemas de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A.

Qatar	Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania	Bucharest Stock Exchange Registry Division

National Bank of Romania

Russia	Vneshtorgbank, Bank for Foreign Trade of the Russian Federation

Senegal	Dépositaire Central - Banque de Règlement

Serbia	Central Registrar and Central Depository for Securities

Singapore	The Central Depository (Pte) Limited

Monetary Authority of Singapore

Slovak Republic	Náodná banka slovenska

Centralny depozitar cenných papierov SR, a.s.

Slovenia	KDD - Centralna klirinsko depotna druzba d.d.

South Africa	Share Transactions Totally Electronic (STRATE) Ltd.

Spain	IBERCLEAR

Sri Lanka	Central Depository System (Pvt) Limited

Sweden	V’rdepapperscentralen VPC AB (Swedish Central Securities Depository)

Switzerland	SegaIntersettle AG (SIS)

Taiwan R.O.C.	Taiwan Depository and Clearing Corporation

Thailand	Thailand Securities Depository Company Limited

Togo	Dépositaire Central - Banque de Règlement

Trinidad and Tobago	Trinidad and Tobago Central Bank

Tunisia	Société Tunisienne Interprofessionelle pour la Compensation et de Dépôts des Valeurs Mobilières (STICODEVAM)

Turkey	Central Bank of Turkey

Central Registry Agency

Uganda	Bank of Uganda

Ukraine	Mizhregionalny Fondovy Souz

National Bank of Ukraine

United Arab Emirates	Clearing and Depository System, a department of the Dubai Financial Market

United Kingdom	CrestCo.

Uruguay	Banco Central del Uruguay

Venezuela	Banco Central de Venezuela

Caja Venezolana de Valores

Vietnam	Vietnam Securities Depository

Zambia	Bank of Zambia

LuSE Central Shares Depository Limited

TRANSNATIONAL

Euroclear

Clearstream Banking, S.A.

Execution Version

AMENDMENT TO CUSTODIAN AGREEMENT

This Amendment, dated as of November 17, 2021,amends the Global Custody Agreement dated as of December 14, 2006, as amended to date (the "Custodian Agreement"), by and between State Street Bank and Trust Company (the "Bank") and each of the investment companies and other pooled investment vehicles (which may be organized as corporations, business or other trusts, limited liability companies, partnerships or other entities) managed by Capital Research and Management Company and listed on Appendix A thereto, as amended from time to time (each, a "Customer").

Bank and each Customer hereby agree as follows:

1.	The existing Appendix A to the Custodian Agreement shall be replaced with the updated appendix attached hereto as Appendix A, to reflect all Customers who are parties to the Custodian Agreement as of such date.

2.	A new Section 9A shall be added to the Custodian Agreement and shall read as follows:

“9A. Exchange-Traded Funds.

With respect to those Customers and Portfolios specifically identified on Appendix A as “ETFs,” the parties agree:

(a)	Each Customer is an exchange-traded fund and will issue and redeem shares of each Portfolio in aggregations of beneficial interests known as “Creation Units,” generally in exchange for a basket of certain equity or fixed income securities and a specified cash payment, as more fully described in the currently effective prospectus and statement of additional information of the applicable Customer (collectively, the “Prospectus”).
(b)	Subject to and in accordance with Instructions, Bank shall determine for each Portfolio after the end of each trading day on the New York Stock Exchange (the “NYSE”), in accordance with the respective Portfolio’s policies as adopted from time to time by the Board and in accordance with the procedures set forth in the Prospectus, (i) the identity and weighting of the securities in the Deposit Securities and the Fund Securities (each as defined in the Prospectus), (ii) the cash component, and (iii) the amount of cash redemption proceeds (all as described in the Prospectus) required for the issuance or redemption, as the case may be, of Portfolio interests in Creation Unit aggregations of such Portfolio on such date. Bank shall provide or cause to be provided this information to the Portfolios’ distributor and other persons as instructed according to the policies established by the Board and shall disseminate such information on each day that the NYSE is open, including through the facilities of the National Securities Clearing Corporation (the “NSCC”), prior to the opening of trading on the NYSE.
(c)	Customer acknowledges that Bank maintains only one account on the books of the NSCC for the benefit of all exchange traded funds for which Bank serves as custodian, including Customer (collectively, the “ETF Custody Clients”). In the event that (a) two or more ETF Custody Clients require delivery of the same Deposit Security in order to purchase a Creation

Unit, and (b) the NSCC, pursuant to its Continuous Net Settlement system, delivers to Bank’s NSCC account less than the full amount of such Deposit Security necessary to satisfy in full each affected ETF Custody Client’s required amount (a “Common Deposit Security Shortfall”), then, until all Common Deposit Security Shortfalls for a given Deposit Security are satisfied in full, Bank will allocate to each affected ETF Custody Client, on a pro rata basis, securities and/or cash received in Bank’s NSCC account relating to such shortfall, first to satisfy any prior unsatisfied Common Deposit Security Shortfall, and then to satisfy the current Common Deposit Security Shortfall.

(d)	Upon receipt of instructions from Customer’s transfer agent (“Transfer Agent”), Bank shall set aside funds and securities of a Portfolio to the extent available for payment to, or in accordance with the instructions of, Authorized Participants (as defined in the Prospectus) who have delivered to the Transfer Agent a request for redemption of their Portfolio Interests, in Creation Unit aggregations, which shall have been accepted by the Transfer Agent, the applicable Fund Securities (or such securities in lieu thereof as may be designated by Customer’s investment manager (“Investment Manager”) in accordance with the Prospectus) for such Portfolio and the Cash Redemption Amount (as defined in the Prospectus), if applicable, less any applicable Redemption Transaction Fee (as defined in the Prospectus). Bank will transfer the applicable Fund Securities to or on the order of the Authorized Participant. Any cash redemption payment (less any applicable Redemption Transaction Fee) due to the Authorized Participant on redemption shall be effected through the DTCC system or through wire transfer in the case of redemptions effected outside of the DTCC system.
(e)	For any Customer without Portfolios, references in this Section 9A to one or more “Portfolio(s)” of such Customer shall be deemed to refer to such Customer.”

3.	A new Section 16A shall be added to the Custodian Agreement and shall read as follows:

“16A. Foreign Exchange.

(a)                Generally. Upon receipt of Instructions, which for purposes of this section may also include security trade advices, Bank shall facilitate the processing and settlement of foreign exchange transactions. Such foreign exchange transactions do not constitute part of the services provided by Bank under this Agreement.

(b)               Customer Elections. Customer (or its Investment Manager acting on its behalf) may elect to enter into and execute foreign exchange transactions with third parties that are not affiliated with Bank, with State Street Global Markets, which is the foreign exchange division of State Street Bank and Trust Company and its affiliated companies (“SSGM”), or with a sub-custodian. Where Customer or its Investment Manager gives Instructions for the execution of a foreign exchange transaction using an indirect foreign exchange service described in the Client Publications (as defined below), Customer (or its Investment Manager) instructs Bank, on behalf of Customer, to direct the execution of such foreign exchange transaction to SSGM or, when the relevant currency is not traded by SSGM, to the applicable sub-custodian. Bank shall not have any agency (except as contemplated in preceding sentence), trust or fiduciary obligation to Customer, its Investment Manager or any other person in connection with the execution of any foreign exchange transaction. Bank shall have no responsibility under this Agreement for the selection of the counterparty to, or the method of execution of, any foreign exchange transaction entered into by Customer (or its Investment Manager acting on its behalf) or the reasonableness of the execution rate on any such transaction. “Client Publications” means the general client publications of State Street Bank and Trust Company available from time to time to clients and their investment managers.

(c)                Customer Acknowledgment. Customer acknowledges that in connection with all foreign exchange transactions entered into by Customer (or its Investment Manager acting on its behalf) with SSGM or any sub-custodian, SSGM and each such sub-custodian:

(i)                    shall be acting in a principal capacity and not as broker, agent or fiduciary to Customer or its Investment Manager;

(ii)                  shall seek to profit from such foreign exchange transactions, and are entitled to retain and not disclose any such profit to Customer or its Investment Manager; and

(iii)                shall enter into such foreign exchange transactions pursuant to the terms and conditions, including pricing or pricing methodology, (a) agreed with Customer or its Investment Manager from time to time or (b) in the case of an indirect foreign exchange service, (i) as established by SSGM and set forth in the Client Publications with respect to the particular foreign exchange execution services selected by Customer or the Investment Manager or (ii) as established by the sub-custodian from time to time.

(d)            Transactions by Bank. Bank or its affiliates, including SSGM, may trade based upon information that is not available to Customer (or its Investment Manager acting on its behalf), and may enter into transactions for its own account or the account of clients in the same or opposite direction to the transactions entered into with Customer (or its Investment Manager), and shall have no obligation, under this Agreement, to share such information with or consider the interests of their respective counterparties, including, where applicable, Customer or the Investment Manager.

(e)             No Modification of FX Agreement. For the avoidance of doubt, nothing in this Section 16A should be interpreted to modify the terms of the Street FX Benchmark Foreign Exchange Pricing Agreement dated as of October 30, 2012, as amended (“FX Agreement”), into which Capital Research and Management Company has separately entered with SSGM. Notwithstanding anything in the foregoing, in the event of a conflict between the terms of this Section 16A and the FX Agreement, the terms of the FX Agreement shall govern in connection with any matter relating to the execution of foreign exchange transactions between SSGM and Customer under the FX Agreement.”

4.	The text of each of Section 16(a) and Section 16(b) shall be removed in its entirety and replaced with the word “Reserved.”

5.	Section 16(d) of the Custodian Agreement shall be modified to add the following after the last sentence: “Upon reasonable request by the Customer, the Bank shall provide and cause its delegates to provide the Customer reasonable assistance in connection with any investigation, examination, inspection or similar process of the Customer by any regulatory or self-regulatory body or authority regarding or relating to the Bank’s provision of global custody services.”

6.	Section 16(e) of the Custodian Agreement shall be modified as follows:

(i)	The second sentence of Section 16(e) shall be replaced with the following sentence:

“Subject to the second paragraph of this Section 16(e), all confidential information provided under this Agreement by a party hereto shall be used, including disclosure to third parties, by the other party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the other party’s other obligations under the Agreement or managing the business of the other party and its affiliates, including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.”

(ii)	The following paragraph shall be added as the second paragraph of Section 16(e):

“In connection with the provision of the services and the discharge of its other obligations under this Agreement, Bank (which term for purposes of this Section 16(e) includes each of its parent company, branches and affiliates (“Affiliates”)) may collect and store information regarding Customer and share such information with its Affiliates, agents and service providers who have a need to know such information in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement, and (ii) to carry out internal management of its business, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management. Except as expressly contemplated by this Agreement, nothing in this Section 16(e) shall limit the confidentiality and data-protection obligations of Bank and its Affiliates under this Agreement and applicable law. Bank shall cause any Affiliate, agent or service provider to which it has disclosed Data pursuant to this Section to comply at all times with confidentiality and data-protection obligations as if it were a party to this Agreement and Bank shall be responsible for any acts or omissions of its Affiliate, agent or service provider in connection with such party’s use or access to the Data.”

7.	New Sections 16(p) and (q) shall be added to the Custodian Agreement and shall read as follows:

“(p) Delegation. Subject to the following paragraph, Bank shall retain the right to employ agents, subcontractors, consultants and other third parties, whether affiliated or unaffiliated (each, a “Delegate” and collectively, the “Delegates”), without the consent or approval of Customer, to provide or assist it in the provision of any part of the services, other than services required by applicable law to be performed by a Subcustodian or Eligible Securities Depository. Bank shall be responsible for the services delivered by, and the acts and omissions of, any such Delegate as if Bank had provided such services and committed such acts and omissions itself. Unless otherwise agreed, Bank shall be responsible for the compensation of its Delegates. In no event shall the term Delegate include Subcustodians, Eligible Securities Depositories or Securities Depositories.

Bank will provide Customer with information regarding its global operating model for the delivery of the services on a quarterly or other periodic basis, which information shall include the identities of Delegates that perform or may perform parts of the services, and the locations from which such Delegates perform services, as well as such other information about its Delegates as Customer may reasonably request from time to time.”

“(q) Business Continuity. Bank shall at all times maintain a business contingency plan and a disaster recovery plan and shall take commercially reasonable measures to maintain and periodically test such plans. Such plans shall be consistent in all material respects with applicable prevailing industry practices and standards and designed to permit the Bank to resume the provision of the services under this Agreement as soon as reasonably practicable following any event which prevents the Bank from providing such services. The Bank shall promptly implement such plans following the occurrence of an event that results in an interruption or suspension of the Bank’s provision of services pursuant to this Agreement. The Bank shall take reasonable steps to minimize service interruptions in the event of equipment failure, work stoppage, governmental action, communication disruption or other impossibility of performance beyond the Bank’s control. The Bank shall make reasonable provision for periodic back-up of the computer files and data with respect to the Customer and emergency use of electronic data processing equipment as necessary to provide services under this Agreement. Upon reasonable request, the Bank shall discuss with the Customer the Bank’s business contingency and disaster recovery plans and/or provide a high-level presentation summarizing such plans.”

8.	Except as specifically set forth in this Amendment, all other terms and conditions of the Custodian Agreement shall remain unmodified and in full force and effect.

[signature page immediately follows]

IN WITNESS WHEREOF, each of the Customers and the Bank has executed this Amendment as of the date first-written above. Execution of this Amendment by more than one Customer shall not create a contractual or other obligation between or among such Customers (or between or among their respective Portfolios) and this Amendment shall constitute a separate agreement between the Bank and each Customer on behalf of itself or each of its Portfolios.

Each of the Customers Listed on Appendix A

Attached Hereto, on behalf of Itself or

its Listed Portfolios

By: Capital Research and Management

Company*

By: ____________________________

Name:

Title:

State Street Bank and Trust Company

By: ____________________________

Name:

Title:

APPENDIX A CUSTOMERS AND PORTFOLIOS

Dated as of November 17, 2021

The following is a list of Customers and their respective Portfolios for which the Bank shall serve under this Agreement.

CUSTOMER PORTFOLIO: EFFECTIVE AS OF:

American Funds Fundamental Investors

d.b.a. Fundamental Investors December 14, 2006

The Growth Fund of America December 14, 2006

The New Economy Fund December 14, 2006

SMALLCAP World Fund, Inc. December 14, 2006

American Funds Multi-Sector Income Fund February 15, 2019

American Funds International Vantage Fund November 8, 2019

American Funds Global Insight Fund November 8, 2019

American Funds Corporate Bond Fund September 28, 2020

American Funds Tax-Exempt Fund of New York September 28, 2020

American Funds Mortgage Fund September 28, 2020

American Funds Inflation Linked Bond Fund December 7, 2020

American Funds Developing World Growth and Income Fund December 7, 2020

American Funds Insurance Series -

Washington Mutual Investors Fund May 1, 2021 (December 14, 2006)

(formerly Blue Chip Income and Growth Fund)

Global Growth Fund December 14, 2006

Global Small Capitalization Fund December 14, 2006

Growth Fund December 14, 2006

International Fund December 14, 2006

Growth-Income Fund December 14, 2006

Asset Allocation Fund December 14, 2006

The Bond Fund of America (formerly Bond Fund) May 1, 2021 (December 14, 2006)

American High-Income Trust

(formerly High-Income Bond Fund) May 1, 2021 (December 14, 2006)

U.S. Government Securities Fund May 1, 2021 (December 14, 2006)

(formerly U.S. Government/AAA-Rated Securities Fund)

Ultra-Short Bond Fund

(formerly Cash Management Fund) May 1, 2016 (December 14, 2006)

Capital World Growth and Income Fund May 1, 2021 (December 14, 2006)

(formerly Global Growth and Income Fund)

New World Fund December 14, 2006

Capital World Bond Fund

(formerly Global Bond Fund) May 1, 2020 (December 14, 2006)

International Growth and Income Fund October 1, 2008

Global Balanced Fund May 2, 2011

American Funds Mortgage Fund

(formerly Mortgage Fund) May 1, 2020 (May 2, 2011)

Capital Income Builder May 1, 2014

Portfolio Series – American Funds Global Growth Portfolio May 1, 2015

Portfolio Series – American Funds Growth and Income Portfolio May1, 2015

Portfolio Series - American Funds Managed Risk Growth Portfolio June 19, 2020

Portfolio Series - American Funds Managed Risk Growth

and Income Portfolio June 19, 2020

Portfolio Series - American Funds Managed Risk

Global Allocation Portfolio June 19, 2020

Managed Risk Asset Allocation Fund June 19, 2020

Managed Risk Growth Fund June 19, 2020

Managed Risk Growth-Income June 19, 2020

Managed Risk International Fund June 19, 2020

Managed Risk Washington Mutual Investors Fund May 1, 2021 (June 19, 2020)

(formerly Managed Risk Blue Chip Income and Growth Fund)

American Funds IS 2010 Target Date Fund December 6, 2019

American Funds IS 2015 Target Date Fund December 6, 2019

American Funds IS 2020 Target Date Fund December 6, 2019

American Funds IS 2025 Target Date Fund December 6, 2019

American Funds IS 2030 Target Date Fund December 6, 2019

American Funds IS 2035 Target Date Fund December 6, 2019

American Funds College Target Date Series

American Funds College Enrollment Fund September 14, 2012

American Funds College 2024 Fund September 14, 2012

American Funds College 2027 Fund September 14, 2012

American Funds College 2030 Fund September 14, 2012

American Funds College 2033 Fund March 27, 2015

American Funds College 2036 Fund February 9, 2018

American Funds College 2039 Fund March 26, 2021

American Funds Retirement Income Portfolio Series

American Funds Retirement Income Portfolio – Conservative September 21, 2020

American Funds Retirement Income Portfolio – Moderate September 21, 2020

American Funds Retirement Income Portfolio – Enhanced September 21, 2020

Capital Group Central Fund Series II –

Capital Group Central Corporate Bond Fund April 16, 2021

Capital Group Core Equity ETF November 17, 2021

Capital Group Growth ETF November 17, 2021

Capital Group International Focus Equity ETF November 17, 2021

Capital Group Dividend Value ETF November 17, 2021

Capital Group Global Growth Equity ETF November 17, 2021

Capital Group Core Plus Income ETF November 17, 2021

(the above ETFs are collectively referred to as the “ETFs”)

* Pursuant to delegated authority.